SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 1998.

                          OWENS CORNING
      (Exact name of registrant as specified in its charter)


Delaware                            1-3660                   34-4323452
(State or other jurisdiction        (Commission           (IRS Employer
of incorporation)                   File Number)          Identification No.)

One Owens Corning Parkway                                    43659
Toledo, Ohio                                                 (Zip Code)
(Address of principal executive offices)


                          (419) 248-8000
       (Registrant's telephone number, including area code)

                         SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 OWENS CORNING
                                 Registrant

Date: April 15, 1998            By: /s/ Domenico Cecere
                                 Domenico Cecere
                                 Senior Vice President and
                                 Chief Financial Officer

Owens Corning ( the "company") announced first quarter sales and earnings for 1998 on April 15, 1998.

Net sales were $1,137 million, a first-quarter record and an increase of 30 percent over $875 million recorded in the first quarter of 1997.

Net income was $8 million, or $.16 per diluted share in the first quarter, compared to $42 million, or $.76 per diluted share reported for the first quarter of 1997.

Results for the first quarter of 1998 include a pre-tax charge of $95 million for restructuring and other actions. Also included is a pre-tax credit of $84 million for the gain on the sale of the company's 50 percent interest in Alpha/Owens Corning, and a tax credit of $13 million associated with Asia Pacific operations.

Building Materials

Sales in Building Materials were $856 million for the first quarter of 1998, up 41 percent over the first quarter of 1997, primarily driven by the two major acquisitions (Fibreboard Corporation and AmeriMark Building Products, Inc.) made in 1997 in the Exterior Systems Business. Sales growth was also fueled by strong volumes in most U.S. Building Materials businesses, influenced by strong housing starts and accelerated customer purchases in advance of announced and implemented price increases.

Building Materials income from operations was a loss of $16
million in the first quarter of 1998 compared to income of $44 million in the first quarter of 1997 due to price deterioration in fiber glass insulation during the second half of 1997 and the 1998 restructuring charge.

Recent Pricing Actions

In the first quarter of 1998, the company announced price increases effective in March 1998 applicable to its residential insulation products of approximately 8 percent and price increases applicable to its industrial insulation products of approximately 4 percent. The Company also announced price increases of 5 to 7 percent affecting certain residential roofing products, effective in April 1998.

Composite Materials

Sales in Composite Materials were $281 million in the first quarter of 1998, up 4 percent over the first quarter of 1997, driven by double-digit volume growth. Lower price levels in the United States and currency impacts offset a portion of the benefit from volume increases. Compared to the fourth quarter of 1997, however, aggregate price levels were up.

Composites income from operations declined to $19 million in the first quarter of 1998 from $51 million in the first quarter of 1997 due to the 1998 restructure charge.

Cost Reduction

At the end of the first quarter, job reductions as a result of restructuring or attrition totaled 1,900 employees, or 8 percent of the total workforce. Of the total planned pre-tax restructuring and other charge of $250 million announced January 9, 1998, approximately $10 million remains as of the close of the first quarter.

In addition to the restructuring savings of $100 million, the company expects to achieve an additional $30 million in 1998 in synergies and cost savings from integrating the Fibreboard and AmeriMark acquisitions.

Divestiture Update

In the first quarter of 1998, the company completed the sale of the assets of Pabco, a producer of molded calcium silicate insulation, fireproofing board and metal jacketing, acquired as part of the Fibreboard acquisition in 1997, and its 50 percent interest in Alpha/Owens Corning L.L.C., a manufacturer and marketer of unsaturated polyester and vinylester resins, for approximately $140 million. The company continues to evaluate other divestiture opportunities.

                OWENS CORNING AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF INCOME
                          (unaudited)

                                                  Quarter Ended
                                                   March 31,
                                                1998     1997
                                           (In millions of dollars,
                                              except share data)

NET SALES                                       $1,137  $ 875

COST OF SALES                                     938     652

 Gross margin                                     199     223

OPERATING EXPENSES

 Marketing and administrative expenses            129     122
 Science and technology expenses                   15      17
 Restructure costs                                 87       -
 Other (1)                                       (71)       4

   Total operating expenses                       160     143

INCOME FROM OPERATIONS                             39      80

Cost of borrowed funds                             37      19

INCOME BEFORE PROVISION
 FOR  INCOME TAXES                                  2      61

Provision (credit) for income taxes                (7)     20

INCOME BEFORE MINORITY
 INTEREST AND EQUITY
 IN NET INCOME OF AFFILIATES                        9      41

Minority interest                                  (5)     (2)

Equity in net income of affiliates                  4       3

NET INCOME                                      $   8   $  42

NET INCOME PER COMMON SHARE

Basic net income per share                     $  .16   $ .80
Diluted net income per share                   $  .16   $ .76

Weighted average number of common
 shares outstanding and common equivalent shares during the period (in millions)

  Basic                                          53.4    52.4
  Diluted                                        53.8    57.8

(1) Includes an $84 million pretax gain from the sale of the Company's 50% ownership interest in Alpha/Owens-Corning.

                OWENS CORNING AND SUBSIDIARIES
                  CONSOLIDATED BALANCE SHEET
                         (unaudited)

                                 March 31, December 31, March 31,
                                    1998      1997        1997
ASSETS                               (In millions of dollars)

CURRENT

 Cash and cash equivalents         $  115     $  58     $  13
 Receivables                          560       432       425
 Inventories                          533       503       430
 Insurance for asbestos litigation
  claims - current portion (1)        100       100        75
 Deferred income taxes                140       160       106
 Assets held for sale                   -        41         -
 Income tax receivable                108        96         4
 Other current assets                  51        38        54

   Total current                    1,607     1,428     1,107

OTHER

 Insurance for asbestos litigation
   claims (1)                         340       357       439
 Asbestos costs to be reimbursed -
   Fibreboard                         117       116         -
 Deferred income taxes                394       328       457
 Goodwill                             792       778       301
 Investments in affiliates (2)         53        52        66
 Other noncurrent assets              174       184       182

   Total other                      1,870     1,815     1,445

PLANT AND EQUIPMENT, at cost        3,603     3,585     3,322
 Less--Accumulated depreciation    (1,858)   (1,832)   (1,767)

   Net plant and equipment          1,745     1,753     1,555

TOTAL ASSETS                       $5,222    $4,996    $4,107


                OWENS CORNING AND SUBSIDIARIES
            CONSOLIDATED BALANCE SHEET (Continued)
                          (unaudited)

                                             March 31, December 31, March 31,
                                               1998        1997       1997
                                                 (In millions of dollars)



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
 Accounts payable and accrued liabilities       $   812   $   814   $   633
 Reserve for asbestos litigation claims -
  current portion (1)                               300       350       275
 Short-term debt                                     59        23       114
 Long-term debt - current portion                   127       120        22

   Total current                                  1,298     1,307     1,044

LONG-TERM DEBT                                    1,874     1,595     1,099

OTHER
 Reserve for asbestos litigation claims (1)       1,241     1,320     1,600
 Asbestos - related liabilities - Fibreboard        124       123         -
 Other employee benefits liability                  332       335       339
 Pension plan liability                              63        65        61
 Other                                              186       165       158

   Total other                                    1,946     2,008     2,158

COMPANY OBLIGATED SECURITIES
 OF ENTITIES HOLDING SOLELY
 PARENT DEBENTURES                                  503       503       194

MINORITY INTEREST                                    24        24        26

STOCKHOLDERS' EQUITY
 Common stock                                       662       657       647
 Deficit                                         (1,035)   (1,041)   (1,035)
 Foreign currency translation adjustments           (30)      (37)       (7)
 Other                                              (20)      (20)      (19)

   Total stockholders' equity                      (423)     (441)     (414)

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                          $5,222    $4,996    $4,107


(1) As of March 31, 1998, the current portion of the  reserve for asbestos litigation claims, net of insurance, is $200
    million.   Excluding   Fibreboard   activity, the   total
    reserve, net of insurance, is $1,101 million.

(2) At the end of the first quarter of 1998, the Company sold its 50% ownership interest in Alpha/Owens-Corning for approximately $103 million and recorded a pretax gain of approximately $84 million.

                OWENS CORNING AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF CASH FLOWS
                          (unaudited)


                                                       Quarter Ended
                                                         March 31,
                                                       1998     1997
                                                  (In millions of dollars)
NET CASH FLOW FROM OPERATIONS

 Net income                                           $   8   $   42
 Reconciliation of net cash provided
   by operating activities:
     Noncash items:
       Provision for depreciation and amortization       52       37
       Provision (credit) for deferred income taxes     (45)      17
       Other                                            (91)      (1)
       (Increase) decrease in receivables              (129)    (107)
       (Increase) decrease in inventories               (36)     (91)
       Increase (decrease) in accounts
         payable and accrued liabilities                (12)     (59)
       Increase (decrease) in accrued income taxes       (2)     (11)
       Proceeds from insurance for asbestos
         litigation claims, excluding Fibreboard         17       40
       Payments for asbestos litigation claims,
         excluding Fibreboard                          (129)     (95)
       Other                                             37      (19)

              Net cash flow from operations            (330)    (247)

NET CASH FLOW FROM INVESTING

 Additions to plant and equipment                       (47)     (74)
 Investment in subsidiaries, net of
   cash acquired                                          -      (20)
 Proceeds from the sale of affiliate or business        134        -
 Other                                                  (19)      (5)

      Net cash flow from investing                    $  68    $ (99)

                OWENS CORNING AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF CASH FLOWS
                          (unaudited)

                                                Quarter Ended
                                                   March 31,
                                                1998     1997
                                          (In millions of dollars)
NET CASH FLOW FROM FINANCING

 Net additions to long-term
  credit facilities                           $  285    $  257
 Other additions to long-term debt                 3        26
 Net increase in short-term debt                  36        17
 Dividends paid                                   (4)       (3)
 Other                                             -        19

      Net cash flow from financing               320       316

Effect of exchange rate changes on cash           (1)       (2)

Net increase (decrease) in cash
 and cash equivalents                             57       (32)

Cash and cash equivalents at
 beginning of period                              58        45

Cash and cash equivalents at end
 of period                                    $  115     $  13

                OWENS CORNING AND SUBSIDIARIES
   QUARTERLY INFORMATION ON INDUSTRY AND GEOGRAPHIC SEGMENTS
                          (unaudited)

                                                 Quarter Ended
                                                    March 31,
                                                 1998     1997
                                            (In millions of dollars)
NET SALES

Industry Segments

 Building Materials
   United States                               $  739    $  500
   Europe                                          65        74
   Canada and other                                52        31

     Total Building Materials                     856       605

 Composite Materials
   United States                                  151       138
   Europe                                          97        97
   Canada and other                                33        35

     Total Composite Materials                    281       270

Intersegment sales
   Building Materials                               -         -
   Composite Materials                             31        27
   Eliminations                                   (31)      (27)

     Net sales                                $ 1,137    $  875

Geographic Segments

   United States                              $   890    $  638
   Europe                                         162       171
   Canada and other                                85        66

     Total                                    $ 1,137    $  875

Intersegment sales
   United States                                   32        29
   Europe                                           9         9
   Canada and other                                12        22
   Eliminations                                   (53)      (60)

     Net sales                                 $ 1,137   $  875

                OWENS CORNING AND SUBSIDIARIES
   QUARTERLY INFORMATION ON INDUSTRY AND GEOGRAPHIC SEGMENTS
                          (Continued)
                          (unaudited)

                                              Quarter Ended
                                                March 31,
                                              1998     1997
                                         (In millions of dollars)
INCOME (LOSS) FROM OPERATIONS)

Industry Segments

 Building Materials
  United States                                $  2     $ 37
  Europe                                        (15)       5
  Canada and other                               (3)       2

   Total Building Materials                     (16)      44

 Composite Materials
  United States                                  37       42
  Europe                                        (17)       7
  Canada and other                               (1)       2

   Total Composite Materials                     19       51

 General corporate expense                       36      (15)

   Income from operations                        39       80

 Cost of borrowed funds                         (37)     (19)

   Income before provision for income taxes    $  2     $ 61

Geographic Segments

  United States                                $ 39     $ 79
  Europe                                        (32)      12
  Canada and other                               (4)       4
  General corporate expense                      36      (15)

   Income from operations                        39       80

 Cost of borrowed funds                         (37)     (19)

   Income before provision
     for income taxes                          $  2     $ 61